Exhibit 4.8

Assessor’s Parcel Number: 021-241-08

This Deed of Trust was prepared by

and when recorded should be returned to:

MOORE & VAN ALLEN, PLLC

100 North Tryon Street, Floor 47

Charlotte, North Carolina 28202-4003

Attention: Timothy W. Corrigan, Esq.

The undersigned hereby affirm(s) that this document, including any exhibits, submitted for recording does not contain the social security number of any person or persons. (Per NRS 239B.030)

STATE OF NEVADA

COUNTY OF LYON

THIS DEED OF TRUST COVERS GOODS WHICH ARE OR ARE TO BECOME FIXTURES, IS EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING AND IS TO BE FILED IN THE REAL ESTATE RECORDS.

AMENDED AND RESTATED DEED OF TRUST

THIS AMENDED AND RESTATED DEED OF TRUST (this “Deed of Trust”) is made and entered into as of the 12th day of January, 2016, from TREX COMPANY, INC., a Delaware corporation, with an address of 160 Exeter Drive, Winchester, Virginia 22603, Attention: Chief Financial Officer (the “Grantor”), as trustor, to FIRST AMERICAN TITLE INSURANCE COMPANY (the “Trustee”), as trustee, whose mailing address is 2500 Paseo Verde Pkwy., Suite 120, Henderson, Nevada 89074, for the benefit of BANK OF AMERICA, N.A., a national banking association, in its capacity as Administrative Agent for the Lenders from time to time party to the Credit Agreement referenced below and any other holder of the Obligations (as defined in the Credit Agreement), with an address of 900 W. Trade St., 6th Floor, NC1-026-06-03, Charlotte, NC 28255, Attention: Melissa Mullis (in such capacity, together with any successors and permitted assigns, the “Agent”), as beneficiary.

RECITALS:

WHEREAS, the Grantor, as the borrower (the “Borrower”), and certain guarantors (collectively, the “Guarantors”), have entered into that certain Third Amended and Restated Credit Agreement dated as of January 12, 2016, among the Borrower, the Guarantors, the Lenders from time to time party thereto and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement);

WHEREAS, the Grantor executed that certain Deed of Trust, dated as of January 6, 2012, for the benefit of Branch Banking and Trust Company, recorded in the Official Records of Lyon County, Nevada (the “Official Records”) as Document Number 486083, as modified by that certain Modification to Deed of Trust dated November 20, 2014 recorded in the Official Records as Document Number 528309 (the “Original Deed of Trust”);

WHEREAS, the Original Deed of Trust has been assigned by Branch Banking and Trust Company to the Agent pursuant to an Assignment of Deed of Trust recorded immediately prior to this Deed of Trust;

WHEREAS, the Grantor and the Agent now desire to amend and restate the terms of the Original Deed of Trust and have agreed to amend and restate the Original Deed of Trust, as hereby amended, in its entirety;

WHEREAS, the Grantor is the owner of the fee simple interest in the real property described on Exhibit A attached hereto and incorporated herein by reference; and

WHEREAS, the Grantor is required to execute and deliver this Deed of Trust pursuant to the Credit Agreement.

W I T N E S S E T H:

The Grantor, in consideration of the indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has irrevocably granted, released, sold, remised, bargained, assigned, pledged, warranted, mortgaged, transferred and conveyed, and does hereby grant, release, sell, remise, bargain, assign, pledge, warrant, mortgage, transfer and convey to Trustee and Trustee’s successors and assigns, in trust, with power of sale, for the benefit of Agent, all of the Grantor’s right, title and interest in and to the following described land, real property interests, buildings, improvements, fixtures and other collateral:

(a) All that tract or parcel of land and other real property interests in Lyon County, Nevada, as more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”), and all of the Grantor’s right, title and interest in and to rights appurtenant thereto, including easement rights; and

(b) All buildings and improvements of every kind and description now or hereafter erected or placed on the Land (the “Improvements”) and all materials intended for construction, reconstruction, alteration and repair of such Improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the premises hereby conveyed immediately upon the delivery thereof to the aforesaid Land, and all fixtures or goods that are or are intended to be fixtures on the Land now or hereafter owned by the Grantor and located on or attached to and used in connection with the aforesaid Land and Improvements (collectively, the “Fixtures”), and all articles of personal property now or hereafter owned by the Grantor and attached to or contained in and used in connection with the aforesaid Land and Improvements (including, but not limited to, all furniture, furnishings, apparatus, machinery, equipment, motors, elevators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings, and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment and fixtures and appurtenances thereto), and all renewals or replacements thereof or articles in substitution thereof, whether or not the same are or shall be attached to the Land and Improvements in any manner (the “Tangible Personalty”) and all proceeds of the Tangible Personalty, all appurtenances to the Land (the “Appurtenances”), all proceeds and products of the Land, including casualty and condemnation proceeds (collectively, the “Proceeds”) (hereinafter, the Land, the Improvements, the Fixtures, the Tangible Personalty, the Appurtenances and the Proceeds may be collectively referred to as the “Premises”).

TO HAVE AND HOLD the same, together with all privileges, hereditaments, easements and appurtenances thereunto belonging, subject to the Permitted Encumbrances (hereinafter defined), to the Trustee and the Trustee’s successors and assigns to secure the Indebtedness (hereinafter defined) and other obligations herein recited; provided that, should (i) the Indebtedness secured hereby be paid in full, all Commitments have expired or terminated and should the Borrower and Guarantors fully discharge their obligations secured hereby and satisfy the obligations in full or (ii) the conditions set forth in the Credit Agreement for the release of this Deed of Trust be fully satisfied, the lien and security interest of this Deed of Trust shall cease, terminate and be void and Agent shall promptly cause a release of this Deed of Trust to be filed in the appropriate office; and until such obligations are fully satisfied, it shall remain in full force and effect.

And, as additional security for the Indebtedness, the Grantor hereby irrevocably assigns to the Agent all the security deposits, rents, issues, profits and revenues of the Premises from time to time accruing (the “Rents and Profits”), which assignment constitutes a present, absolute and unconditional assignment and not an assignment for additional security only. Notwithstanding the foregoing, so long as no Event of Default (as described in Article III) shall exist, Grantor shall have a license (which license shall terminate automatically and without notice upon the occurrence and during the continuance of an Event of Default) to collect, but not prior to accrual, all Rents and Profits. In the event, however, that Grantor shall cure any such Event of Default, then the license granted under this paragraph shall be reinstated unless and until another Event of Default occurs, at which time the license shall again terminate.

As additional collateral and further security for the Indebtedness, the Grantor does hereby assign to Agent and grants to Agent a security interest in all of the right, title and the interest of the Grantor in and to any and all insurance policies and proceeds thereof and any and all leases (excluding equipment leases which are operating leases), rental agreements, management contracts, construction contracts, architects’ contracts, technical services agreements, or other contracts, licenses and permits to the extent now or hereafter relating solely to the Premises (the “Intangible Personalty”) or any part thereof, and the Grantor agrees to execute and deliver to the Agent such additional instruments, in form and substance reasonably satisfactory to the Agent, as may hereafter be reasonably requested by the Agent to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by the Agent to any lease, rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit, or to impose upon the Agent any obligation with respect thereto. Notwithstanding the foregoing provisions, such assignment and grant of security interest contained herein shall not extend to, and the Intangible Personalty shall not include, any personalty which is now or hereafter held by the Grantor as licensee, lessee or otherwise, to the extent that such personalty is not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law); provided, however, that the foregoing assignment and grant of security interest shall extend to, and the Intangible Personalty shall include, any and all proceeds of such personalty to the extent that the assignment or encumbering of such proceeds is not so restricted under the terms of the license, lease or other agreement applicable thereto.

All the Tangible Personalty which comprises a part of the Premises shall, as far as permitted by law, be deemed to be affixed to the aforesaid Land and conveyed therewith. Grantor hereby grants a security interest as to the balance of the Tangible Personalty and the Intangible Personalty, and this Deed of Trust shall be considered to be a security agreement which creates a security interest in such items for the benefit of the Agent. In that regard, the Grantor grants to the Agent all of the rights and remedies of a secured party under the laws of the state in which the Premises are located.

The Grantor, the Trustee and the Agent covenant, represent and agree as follows:

ARTICLE I

Indebtedness Secured

1.1 Indebtedness. The Agent and the Lenders have established Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00) in senior secured credit facilities in favor of the Grantor pursuant to the terms of the Credit Agreement. The amount of such senior secured credit facilities may be increased to an aggregate amount of up to Two Hundred Seventy-Five Million and No/100 Dollars ($275,000,000.00) pursuant to the terms of the Credit Agreement. This Deed of Trust is given to secure the payment and performance by the Grantor and the other Loan Parties of (a) all obligations under each Note, the Credit Agreement, this Deed of Trust and the other Loan Documents from any of the Loan Parties to any Lender or Agent, (b) all obligations and liabilities incurred in connection with the collection and enforcement of the foregoing and (c) all other Obligations (all of which whether now existing or hereafter arising, collectively, the “Indebtedness”).

1.2 Future Advances. This Deed of Trust is given to secure the Indebtedness and the repayment of the aforesaid credit facilities together with each advance of any Loan, any renewals or extensions or modifications thereof upon the same or different terms or at the same or different rate of interest and also to secure all future advances and readvances that may subsequently be made to the Borrower or any other Loan Party by the Lenders evidenced by any Note given in connection with the aforesaid Credit Agreement, and all renewals, modifications, replacements and extensions thereof.

ARTICLE II

Grantor’s Covenants, Representations and Agreements

2.1 Title to Property. The Grantor represents and warrants to the Agent (i) that it is seized of the Land and the Improvements and has indefeasible fee simple title to the Land and the Improvements and has the right to encumber and convey the same, and title to such Land and Improvements is free and clear of all liens and encumbrances except for (a) Permitted Liens, (b) the liens securing taxes and assessments by any taxing authority which are not yet due and payable and (c) all restrictions, covenants, conditions, and easements or other matters of record affecting the Land and the Improvements (the “Permitted Encumbrances”), (ii) that it is the owner of the Tangible Personalty free and clear of all liens and encumbrances except for the Permitted Liens and (iii) that it will warrant and defend the title to such property except for the Permitted Encumbrances and Permitted Liens against the claims of all Persons. As to the balance of the Premises, the Rents and Profits and the Intangible Personalty, the Grantor represents and warrants that it will defend such property against the claims of all Persons subject to the Permitted Encumbrances and the Permitted Liens.

2.2 Taxes and Fees. The Grantor will pay prior to delinquency all taxes, general and special assessments, permit fees, inspection fees, user fees, license fees, water and sewer charges, and franchise fees lawfully levied, imposed or asserted by the United States of America or any state, county, municipality or other taxing authority upon the Grantor in respect of the Premises or any charge which, if unpaid, would become a lien or charge upon the Premises prior to or equal to the lien of this Deed of Trust for any amounts secured hereby or which would have priority or equality with this Deed of Trust in the distribution of the proceeds of any foreclosure sale of the Premises (collectively, “Governmental Assessments”) and all insurance premiums due and payable in connection with maintaining the insurance required under Section 2.9(a) as required by the terms and conditions of the Credit Agreement (and the Grantor, upon request of the Agent, will submit to the Agent receipts evidencing said payments). The Grantor shall also pay all mortgage taxes, recording fees and all other costs and expenses, if any, due or payable in connection with the execution, delivery and/or recording of this Deed of Trust and in connection with any advance secured by this Deed of Trust.

2.3 Reimbursement. Subject to the right of the Grantor set forth in Section 6.15 of the Credit Agreement to contest any tax assessment or charge, the Grantor agrees that if it shall fail to pay on or before the date that the same becomes delinquent any Governmental Assessment or any utility charge, whether public or private, or any insurance premium, on or prior to the cancellation date of such insurance, or if it shall fail to procure the insurance coverage and deliver the insurance certificates required hereunder, or if it shall fail to pay any other charge or fee described in Sections 2.2, 2.3, 2.6 or 5.6 hereof, then the Agent, at its option, may pay or procure the same and will give the Grantor prompt notice of any such expenditures. The Grantor will reimburse the Agent within thirty (30) days of demand for any sums of money paid by the Agent pursuant to this Section, together with interest on each such payment at the Default Rate, and all such sums and interest thereon shall be secured hereby.

2.4 Additional Documents. The Grantor agrees to execute and deliver to the Agent, concurrently with the execution of this Deed of Trust and upon the reasonable request of the Agent from time to time hereafter, all financing statements and other documents reasonably required to perfect and maintain the security interest created hereby. The Grantor hereby authorizes the Agent to prepare and file such financing statements, fixture filings, renewals thereof, amendments thereof, supplements thereto and other instruments as the Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereby in accordance with the Uniform Commercial Code as adopted and as in effect in the state in which the Land is located (the “UCC”).

2.5 Sale or Encumbrance. Except as otherwise permitted in the Credit Agreement, the Grantor will not sell, encumber or otherwise dispose of any of the Tangible Personalty except to incorporate such into the Improvements or replace such with goods of quality and value at least equal to that replaced. In the event the Grantor sells or otherwise disposes of any of the Tangible Personalty other than as permitted above, the Agent’s security interest in the proceeds of the Tangible Personalty shall continue pursuant to this Deed of Trust.

2.6 Fees and Expenses. The Grantor will promptly pay upon demand any and all reasonable costs and expenses of the Agent and the Trustee, including, without limitation, reasonable attorneys’ fees actually incurred by Agent, (a) as required under the Credit Agreement and (b) as necessary to protect the Premises, the Rents and Profits or the Intangible Personalty in accordance with Section 5.6 hereof, or to exercise any rights or remedies under this Deed of Trust or with respect to the Premises, Rents and Profits or the Intangible Personalty. All of the foregoing costs and expenses shall be secured hereby.

2.7 Leases and Other Agreements. The Grantor shall faithfully keep and perform, or cause to be kept and performed, in all material respects, all of the covenants, conditions, and agreements contained in each material lease now or hereafter affecting the Premises on the part of the Grantor to be kept and performed (including performance of all covenants to be performed under any and all leases of the Premises or any part thereof) and shall at all times use commercially reasonable efforts to enforce, with respect to each other party to said agreements, all material obligations, covenants and agreements by such other party to be performed thereunder.

2.8 Maintenance of Premises. The Grantor will abstain from and will not permit the commission of any material waste in or about the Premises and will maintain, or cause to be maintained, the Premises in reasonable condition and repair, ordinary wear and tear and casualty and obsolescence excepted.

2.9 Insurance.

(a) Types Required. The Grantor shall maintain insurance for the Premises as set forth in Section 6.16 of the Credit Agreement.

(b) Use of Proceeds. The Grantor assigns to the Agent any proceeds which may become due by reason of any material loss, damage to or destruction of the Premises to which the Grantor is entitled. Notwithstanding the foregoing, subject to the provisions of the Credit Agreement, provided no Event of Default has occurred and is continuing, the Grantor shall have the right to collect any insurance proceeds and to apply such proceeds to the restoration of the Premises. To the extent such proceeds are applied to the repayment of the balance due under the Note and the other Loan Documents, if such proceeds exceed the balance due under the Note and other Loan Documents, any such excess shall be repaid to the Grantor.

2.10 Eminent Domain. Subject to the provisions of the Credit Agreement, the Grantor assigns to the Agent any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Premises or any rights appurtenant thereto to which the Grantor is entitled, and such proceeds or awards shall be applied in the same manner the insurance proceeds are applied as set forth herein and in the Credit Agreement. If such proceeds exceed the balance due under the Note and other Loan Documents, any such excess shall be repaid to the Grantor. The Grantor agrees to execute such further assignments and agreements as may be reasonably required by the Agent to assure the effectiveness of this Section. In the event any Governmental Authority shall require or commence any proceedings for the demolition of any buildings or structures comprising a part of the Premises, or shall commence any proceedings to condemn or otherwise take pursuant to the power of eminent domain a material portion of the Premises, the Grantor shall promptly notify the Agent of such requirements or commencement of proceeding (for demolition, condemnation or other taking). Notwithstanding the foregoing, subject to the provisions of the Credit Agreement, provided no Event of Default has occurred and is continuing, the Grantor shall have the right to collect and retain any such proceeds or awards.

2.11 Releases and Waivers. The Grantor agrees that no release by the Agent of any portion of the Premises, the Rents and Profits or the Intangible Personalty, no subordination of lien, no forbearance on the part of the Agent to collect on any Loan, or any part thereof, no waiver of any right granted or remedy available to the Agent and no action taken or not taken by the Agent shall, except to the extent expressly released, in any way have the effect of releasing the Grantor from full responsibility to the Agent for the complete discharge of each and every of the Grantor’s obligations hereunder.

2.12 Transfer of Premises. Except as otherwise permitted in the Credit Agreement, the Grantor covenants and agrees with the Agent that the Grantor shall not sell, transfer, convey, mortgage, encumber or otherwise dispose of the Premises, the Rents and Profits or the Intangible Personalty or any part thereof or any interest therein or engage in subordinate financing with respect thereto during the term of this Deed of Trust without the prior written consent of the Agent.

2.13 Compliance with Law. The Grantor will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the ownership of the Premises (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) to the extent required by the Credit Agreement.

2.14 Inspection. Except as otherwise permitted in the Credit Agreement, the Grantor will permit the Agent, or its agents, at all reasonable times and with advance prior notice to enter and pass through or over the Premises for the purpose of inspecting same; provided, however, so long as no Event of Default has occurred and is continuing inspections shall be at reasonable times during the Grantor’s normal business hours.

2.15 Security Agreement.

(a) This Deed of Trust is hereby made and declared to be a security agreement, encumbering each and every item of Fixtures and Tangible Personalty. In furtherance thereof, in order to secure the payment of the Indebtedness, Grantor hereby grants to Agent a security interest in all of Grantor’s right, title and interest in all Fixtures and Tangible Personalty in compliance with the provisions of the UCC. A financing statement or statements reciting this Deed of Trust to be a security agreement, affecting all of said Fixtures and Tangible Personalty, shall be appropriately filed by Agent. Grantor hereby authorizes the Agent to file financing statements in any jurisdiction and with any filing office that the Agent may determine, in its sole discretion, is necessary or advisable to perfect the security interests granted herein. Such financing statements may describe or indicate the collateral to the extent a security interest therein is granted hereby, including without limitation the description “All goods of the debtor that are or are to become fixtures located on the Land, whether now owned or hereafter acquired by Debtor and whether now or hereafter located on the Land” or words of similar import, To the extent permitted by applicable law, the remedies for any violation of the covenants, terms and condition of the security agreement herein contained shall be (i) as prescribed herein or (ii) as prescribed by general law or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified under the UCC, all at Agent’s sole election. The Grantor and the Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of the Grantor and the Agent that everything used in connection with the production of income from the Premises or adapted for use therein or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (a) any such item is physically attached to the improvements, (b) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (c) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (aa) the proceeds of any fire or hazard insurance policy or (bb) any award in eminent domain proceedings for a taking or for loss of value or (cc) the Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use or occupancy of the Premises, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of the Grantor or the Agent as determined by this instrument or impugning the priority of the Agent’s lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of the Agent in the event any court shall at any time hold with respect to the foregoing (aa) or (bb) or (cc), that notice of the Agent’s priority of interest to be effective against a particular class of persons, must be filed in the UCC records, provided, if there is a conflict between the terms of this paragraph and the terms of the Credit Agreement, the Credit Agreement shall govern.

(b) The Grantor warrants that the name and address of the “Debtor” (which is the Grantor), are as set forth in the preamble to this Deed of Trust; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove. Grantor warrants that Grantor’s exact legal name is correctly set forth in the preamble of this Deed of Trust. The Grantor agrees to furnish the Agent with notice of any change in the name, identity, corporate structure, residence, principal place of business or mailing address of the Grantor within ten (10) days of the effective date of any such change and the Grantor will promptly take any action reasonably deemed necessary by the Agent to prevent any filed financing statement from becoming misleading or losing its perfected status.

ARTICLE III

Events of Default

An Event of Default shall exist under the terms of this Deed of Trust upon the occurrence and during the continuance of an Event of Default under the terms of the Credit Agreement.

ARTICLE IV

Foreclosure

4.1 Acceleration of Secured Indebtedness; Foreclosure. Upon the occurrence and during the continuance of an Event of Default, the entire balance of the Indebtedness and any other obligations due under the Loan Documents, including all accrued interest, shall, at the option of the Agent, become immediately due and payable. Upon failure to pay the Indebtedness or reimburse any other amounts due under the Loan Documents in full at any stated or accelerated maturity and in addition to all other remedies available to the Agent at law or in equity, the Agent may do any of the following:

(a) Give such notice of default and of election to cause the Premises (together with the Rents and Profits, Intangible Property and all other property subject to this Deed of Trust) to be sold as may be required by law or as may be necessary to cause the Trustee to exercise the power of sale granted herein. The Trustee shall then record and give such notice of trustee’s sale as then required by law and, after the expiration of such time as may be required by law, may sell the property subject to this Deed of Trust at the time and place specified in the notice of sale, as a whole or in separate parcels as Trustee shall determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law. The Trustee, from time to time, may postpone or continue the sale of all or any portion of the property subject to this Deed of Trust by public declaration at the time and place last appointed for the sale. No other notice of the postponed sale shall be required except as required by applicable law. Upon any sale, the Trustee shall deliver its deed conveying the property sold, without any covenant or warranty, express or implied, to the purchaser or purchasers at the sale except as required by applicable law. The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof. Any person except the Trustee, including the Grantor or the Agent, may purchase at the sale.

(b) Commence proceedings for foreclosure of this Deed of Trust in the manner provided by law for the foreclosure of a real property mortgage or deed of trust.

4.2 Proceeds of Sale. The proceeds of any foreclosure sale of the Premises, or any part thereof, will be distributed and applied in accordance with the terms and conditions of the Credit Agreement (subject to any applicable provisions of applicable law).

4.3 Trustee’s Fees. If a foreclosure proceeding is commenced by the Trustee but terminated prior to its completion, the Trustee shall be entitled to a reasonable fee in accordance with applicable law.

ARTICLE V

Additional Rights and Remedies of the Agent

5.1 Rights Upon an Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Agent, immediately and without additional notice and without liability therefor to the Grantor, except for gross negligence, willful misconduct or unlawful conduct, may do or cause to be done any or all of the following to the extent permitted by applicable law: (a) exercise its right to collect the Rents and Profits; (b) enter into contracts for the completion, repair and maintenance of the Improvements thereon; (c) expend Loan funds and any rents, income and profits derived from the Premises for the payment of any taxes, insurance premiums, assessments and charges for completion, repair and maintenance of the Improvements, preservation of the lien of this Deed of Trust and satisfaction and fulfillment of any liabilities or obligations of the Grantor arising out of or in any way connected with the Premises whether or not such liabilities and obligations in any way affect, or may affect, the lien of this Deed of Trust; (d) take such steps to protect and enforce the specific performance of any covenant, condition or agreement in the Note, this Deed of Trust, the Credit Agreement or the other Loan Documents, or to aid the execution of any power herein granted; and (e) generally, supervise, manage, and contract with reference to the Premises as if the Agent were the equitable owner of the Premises. Notwithstanding the occurrence of an Event of Default or acceleration of any Loan, the Agent shall continue to have the right to pay money, whether or not Loan funds, for the purposes described in Sections 2.2, 2.6 and 2.8 hereof, and all such sums and interest thereon shall be secured hereby. The Grantor also agrees that any of the foregoing rights and remedies of the Agent may be exercised at any time during the continuance of an Event of Default independently of the exercise of any other such rights and remedies, and the Agent may continue to exercise any or all such rights and remedies until the Event(s) of Default are cured, until foreclosure and the conveyance of the Premises to the high bidder or until the Credit Agreement is no longer in effect or the Indebtedness is otherwise satisfied or paid in full, whichever occurs first.

5.2 Appointment of Receiver. Upon the occurrence and during the continuance of an Event of Default, the Agent shall be entitled, without additional notice and without regard to the adequacy of any security for the Indebtedness secured hereby, whether the same shall then be occupied as a homestead or not, or the solvency of any party bound for its payment, to make application for the appointment of a receiver to take possession of and to operate the Premises, and to collect the rents, issues, profits, and income thereof, all expenses of which shall be added to the Indebtedness and secured hereby. The receiver shall have all the rights and powers provided for under the laws of the state in which the Premises are located, including without limitation, the power to execute leases, and the power to collect the rents, sales proceeds, issues, profits and proceeds of the Premises during the pendency of such foreclosure suit, as well as during any further times when the Grantor, its successors or assigns, except for the intervention of such receiver, would be entitled to collect such rents, sales proceeds, issues, proceeds and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said period. All costs and expenses (including receiver’s fees, reasonable attorneys’ fees and costs incurred in connection with the appointment of a receiver) shall be secured by this Deed of Trust. Notwithstanding the appointment of any receiver, trustee or other custodian, the Agent shall be entitled to retain possession and control of any cash or other instruments at the time held by or payable or deliverable under the terms of this Deed of Trust to the Agent to the fullest extent permitted by law.

5.3 Waivers. No waiver of any Event of Default shall at any time thereafter be held to be a waiver of any rights of the Agent stated anywhere in the Note, this Deed of Trust, the Credit Agreement or any of the other Loan Documents, nor shall any waiver of a prior Event of Default operate to waive any subsequent Event(s) of Default. All remedies provided in this Deed of Trust, the Note, the Credit Agreement or any of the other Loan Documents are cumulative and may, at the election of the Agent, be exercised alternatively, successively, or in any manner and are in addition to any other rights provided by law.

5.4 Delivery of Possession After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, the Grantor or the Grantor’s heirs, devises, representatives, successors or assigns are occupying or using the Premises, or any part thereof, each and all immediately shall become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; and to the extent permitted by applicable law, the purchaser at such sale, notwithstanding any language herein apparently to the contrary, shall have the sole option to demand possession immediately following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the property (such as an action for forcible detainer) in any court having jurisdiction.

5.5 Marshalling. The Grantor hereby waives, in the event of foreclosure of this Deed of Trust or the enforcement by the Agent of any other rights and remedies hereunder, any right otherwise available in respect to marshalling of assets which secure any Loan and any other indebtedness secured hereby or to require the Agent to pursue its remedies against any other such assets.

5.6 Protection of Premises. If Grantor fails to perform the covenants and agreements contained in this Deed of Trust, the Credit Agreement or any of the other Loan Documents, and such failure continues beyond any applicable grace, notice and cure periods, except in the case of an emergency in which event Agent may act immediately, then Agent may take such actions, including, but not limited to, disbursements of such sums, as Agent in its sole reasonable discretion deems necessary to protect Agent’s interest in the Premises.

ARTICLE VI

General Conditions

6.1 Substitution of Trustee. If, for any reason, the Agent shall elect to substitute for the Trustee herein named (or for any successor to said Trustee), the Agent shall have the right to appoint successor Trustee(s) by duly acknowledged written instruments, and each new Trustee immediately upon recordation of the instrument so appointing him in the appropriate jurisdiction shall become successor in title to the Premises for the uses and purposes of this Deed of Trust, with all the powers, duties and obligations conferred on the Trustee in the same manner and to the same effect as though he were named herein as the Trustee. If more than one Trustee has been appointed, each of such Trustees and each successor thereto shall be and hereby is empowered to act independently.

6.2 Terms. The singular used herein shall be deemed to include the plural; the masculine deemed to include the feminine and neuter; and the named parties deemed to include their heirs, successors and permitted assigns. The term “Agent” shall include any payee of the indebtedness hereby secured or any transferee thereof whether by operation of law or otherwise.

6.3 Notices. The method and effectiveness of delivery of all notices, requests and other communications which relate to this Deed of Trust shall be governed by the terms of the Credit Agreement.

6.4 Severability. If any provision of this Deed of Trust is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

6.5 Headings. The captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of this Deed of Trust nor the intent of any provision hereof.

6.6 Conflicting Terms. In the event the terms and conditions of this Deed of Trust conflict with the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control and supersede the provisions of this Deed of Trust with respect to such conflicts, except as described in Section 6.8.

6.7 Governing Law. This Deed of Trust shall be governed by and construed in accordance with the internal law of the state in which the Premises are located.

6.8 Application of the Foreclosure Law. If any provision in this Deed of Trust shall be inconsistent with any provision of the foreclosure laws of the state in which the Premises are located, the provisions of such laws shall take precedence over the provisions of this Deed of Trust, but shall not invalidate or render unenforceable any other provision of this Deed of Trust that can be construed in a manner consistent with such laws.

6.9 WRITTEN AGREEMENT.

(a) THE RIGHTS AND OBLIGATIONS OF THE GRANTOR AND THE AGENT SHALL BE DETERMINED SOLELY FROM THIS WRITTEN DEED OF TRUST AND THE OTHER LOAN DOCUMENTS, AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN THE AGENT AND THE GRANTOR CONCERNING THE SUBJECT MATTER HEREOF AND OF THE OTHER LOAN DOCUMENTS ARE SUPERSEDED BY AND MERGED INTO THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS.

(b) THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS.

(c) THIS WRITTEN DEED OF TRUST AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.10 WAIVER OF JURY TRIAL. THE AGENT AND THE GRANTOR HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS DEED OF TRUST. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE AGENT AND THE GRANTOR, AND THE AGENT AND THE GRANTOR ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF ANOTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE AGENT AND THE GRANTOR FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS DEED OF TRUST AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

6.11 Request for Notice. The Grantor requests a copy of any statutory notice of default and a copy of any statutory notice of sale hereunder be mailed to the Grantor at the address specified in the preamble of this Deed of Trust in accordance with Section 6.3 of this Deed of Trust.

6.12 State Specific Provisions. In the event of any inconsistencies between this Section 6.12 and any of the other terms and provisions of this Deed of Trust, the terms and provisions of this Section 6.12 shall control and be binding.

With respect to the Premises which is located in the State of Nevada, notwithstanding anything contained herein to the contrary:

(a) Grantor acknowledges that, upon an Event of Default, the power of sale herein granted may be exercised by Agent without prior judicial hearing. Grantor has the right to bring an action to assert the non-existence of a breach or any other defense of Grantor to acceleration and sale.

(b) The following covenants, Nos. 6, 7 (a reasonable) and 8 of NRS 107.030 are hereby adopted and made a part of this Deed of Trust. If Agent invokes the power of sale, Agent shall execute or cause Trustee to execute a written notice of the occurrence of an Event of Default and of Agent’s election to cause the Premises to be sold and shall cause such notice to be recorded in each county in which the Premises or some part thereof is located. Agent shall give notice of default in the manner provided by the laws of the State of Nevada to Grantor and to such other persons as the laws of the State of Nevada prescribe. Trustee shall give notice of sale and Trustee shall sell the Premises according to the laws of the State of Nevada. Trustee may sell the Premises at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine. Trustee may postpone sale of all or any parcel of the Premises by public announcement at the time and place of any previously scheduled sale. Agent or Agent’s designee may purchase the Premises at any sale.

(c) Trustee shall deliver to the purchaser a Trustee’s deed conveying the Premises so sold without any covenant or warranty, expressed or implied. The recitals in the Trustee’s deed shall be prima facie evidence of the truth of the statements made therein. Trustee shall apply the proceeds of the sale in the following order: (a) to all costs and expenses of the sale, including, but not limited to, the reasonable Trustee’s and attorney’s fees and costs of title evidence; (b) to all sums secured by this Deed of Trust in such order as Agent, in the Agent’s sole discretion, directs; and (c) the excess, if any, to the person or persons legally entitled thereto.

(d) Grantor waives all right of homestead exemption in the Premises.

(e) Upon payment of all sums secured by this Deed of Trust, Agent shall request Trustee to reconvey the Premises and shall surrender this Deed of Trust and all notes evidencing indebtedness secured by this Deed of Trust to Trustee. Trustee shall reconvey the Premises without warranty to the person or persons legally entitled thereto. Such person or persons shall pay Trustee’s reasonable costs incurred in so reconveying the Premises.

(f) Future Advances. This Deed of Trust is governed by Nevada Revised Statutes Sections (“NRS”) 106.300 to 106.400 and secures future advances as provided in such Sections. The maximum amount of principal (as defined in NRS Section 106.345) secured hereby (including disbursements that the Agent may, but shall not be obligated to (except as may be provided in the Credit Agreement), make under this Deed of Trust, the Loan Documents or any other document with respect thereto) shall not exceed Two Hundred Seventy-Five Million and No/100 Dollars ($275,000,000.00). This Deed of Trust shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Premises given priority by law.

(g) Additional Event of Default. An Event of Default shall occur if Grantor or any other “Borrower” (as that term is defined in NRS 106.310, as amended or recodified from time to time) who may send a notice pursuant to NRS 106.380(1), as amended or recodified from time to time, with respect to this Deed of Trust, (i) delivers, sends by mail or otherwise gives, or purports to deliver, send by mail or otherwise give to Agent, and does not rescind the same within one (1) business day after written notice from the Agent: (A) any notice of an election to terminate the operation of this Deed of Trust as security for any secured obligation, including, without limitation, any obligation to repay any “future advance” (as defined in NRS 106.320, as amended or recodified from time to time) of ‘‘principal” (as defined in NRS 106.345, as amended or recodified from time to time), or (B) any other notice pursuant to NRS 106.380(3), as amended or recodified from time to time, (ii) records a statement against the Premises pursuant to NRS 106.380(3), as amended or recodified from time to time and does not rescind the same within one (1) business day after written notice from the Agent, or (iii) causes this Deed of Trust, any secured obligation, or Agent to be subject to NRS 106.380(2), 106.380(3) or 106.400, as amended or recodified from time to time and does not cure the same within two (2) business days after written notice from the Agent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantor and the Agent have executed this Deed of Trust as of the above written date.

GRANTOR:

TREX COMPANY, INC., a Delaware corporation

By:	/s/ Bryan H. Fairbanks
Name:	Bryan H. Fairbanks
Title:	VP & CFO

AGENT:

BANK OF AMERICA, N.A., a national banking association, as Administrative Agent

By:
Name:
Title:

STATE OF VA	)
)
County of Frederick	)

This instrument was acknowledged before me on January 8, 2016, by Bryan H. Fairbanks as VP & CFO of TREX COMPANY, INC., a Delaware corporation.

GLORIA E. BREEDEN	/s/ Gloria E. Breeden
NOTARY PUBLIC	(Signature of Notarial Officer)
Commonwealth of Virginia	Commission Expires 05.31.2016
Reg. #342749

STATE OF	)
)
County of	)

This instrument was acknowledged before me on January     , 2016, by             , as             of BANK OF AMERICA, N.A., a national banking association.

(Signature of Notarial Officer)

IN WITNESS WHEREOF, the Grantor and the Agent have executed this Deed of Trust as of the above written date.

GRANTOR:

TREX COMPANY, INC., a Delaware corporation

By:
Name:
Title:

AGENT:

BANK OF AMERICA, N.A., a national banking association, as Administrative Agent

By:	/s/ Kelly Weaver
Name:	Kelly Weaver
Title:	Vice President

STATE OF	)
)
County of	)

This instrument was acknowledged before me on December     , 2015, by             , as             of TREX COMPANY, INC., a Delaware corporation.

(Signature of Notarial Officer)

STATE OF NORTH CAROLINA	)
)
County of Mecklenburg	)

This instrument was acknowledged before me on December 28th, 2015, by Kelly Weaver, as Vice President of BANK OF AMERICA, N.A., a national banking association.

/s/ Kyle D Harding (Signature of Notarial Officer)

KYLE D HARDING
Notary Public
Mecklenburg Co., North Carolina
My Commission Expires May 26, 2019

TREX COMPANY, INC.

NEVADA DEED OF TRUST

Exhibit A

Real property in the City of Fernley, County of Lyon, State of Nevada, described as follows:

PARCEL 1:

A PARCEL OF LAND LOCATED WITHIN SECTION 7 AND 8, TOWNSHIP 20 NORTH, RANGE 25 EAST, M.D.&M, LYON COUNTY NEVADA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF PARCEL 2 AS SHOWN ON RECORD OF SURVEY MAP FILE NO. 193018, SAID POINT BEING LOCATED SOUTH 12°39’12” WEST A DISTANCE OF 1839.06 FEET FROM THE EAST 1/4 CORNER OF SAID SECTION 7; THENCE NORTH 10°21’10” WEST A DISTANCE OF 1026.73 FEET TO THE NORTHWEST CORNER OF SAID PARCEL 2; THENCE NORTH 73°18’04” EAST A DISTANCE OF 1744.19 FEET; THENCE SOUTH 43°26’07” EAST A DISTANCE OF 71.78 FEET; THENCE SOUTH 46°33’53”. WEST A DISTANCE OF 300.74 FEET; THENCE ALONG A TANGENT CURVE TO THE LEFT WITH A RADIUS OF 500.00 FEET AND A CENTRAL ANGLE OF 66°09’53” AN ARC LENGTH OF 577.40 FEET; THENCE SOUTH 19°36’00” EAST A DISTANCE OF 567.96 FEET; THENCE SOUTH 70o24’00’’ WEST A DISTANCE OF 92.77 FEET; THENCE ALONG A TANGENT CIRCULAR CURVE TO THE RIGHT WITH A RADIUS OF 828.77 FEET AND A CENTRAL ANGLE OF 07o16’49” AN ARC LENGTH OF 105.31 FEET; THENCE SOUTH 77°40’50” WEST A DISTANCE OF 100.00 FEET; THENCE ALONG A TANGENT CIRCULAR CURVE TO THE RIGHT WITH A RADIUS OF 2160.00 FEET AND A CENTRAL ANGLE OF 11°43’10” AN ARC LENGTH OF 441.81 FEET; THENCE SOUTH 89°24’00” WEST A DISTANCE OF 132.36 FEET; THENCE ALONG A TANGENT CIRCULAR CURVE TO THE LEFT WITH A RADIUS OF 2830.00 FEET AND A CENTRAL ANGLE OF 09°45’00” AN ARC LENGTH OF 481.58 FEET; THENCE SOUTH 79°39’00” WEST A DISTANCE OF 45.45 FEET TO THE POINT OF BEGINNING.

ALSO KNOWN AS NEW PARCEL 2 OF RECORD OF SURVEY MAP SHOWING A BOUNDARY LINE ADJUSTMENT RECORDED OCTOBER 27, 1998 AS DOCUMENT NO. 225479, LYON COUNTY, OFFICIAL RECORDS.

PARCEL 2:

NON-EXCLUSIVE EASEMENTS FOR THE PLACEMENT, MAINTENANCE AND USE OF A RAILROAD TRACK AS CREATED BY THOSE CERTAIN GRANT, BARGAIN, SALE DEEDS RECORDED AUGUST 1, 1997 AS DOCUMENT NO. 208404 AND DECEMBER 7, 1998 AS DOCUMENT NO. 226990, CORRECTED BY DOCUMENT NO. 483897 OFFICIAL RECORDS.